Exhibit 4-B-38


                           METROPOLITAN EDISON COMPANY

                                       TO

           UNITED STATES TRUST COMPANY OF NEW YORK, SUCCESSOR TRUSTEE


                              --------------------


                             SUPPLEMENTAL INDENTURE

                  (First Mortgage Bonds, Senior Note Series D)


                              --------------------

                            Dated as of July 1, 1999








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         THIS SUPPLEMENTAL INDENTURE, dated as of July 1, 1999, made and entered
into  by  and  between   METROPOLITAN  EDISON  COMPANY,  a  corporation  of  the
Commonwealth of Pennsylvania (hereinafter sometimes called the "Company"), party of the first part, and UNITED STATES TRUST COMPANY OF NEW YORK, a bank and trust company organized under the laws of the State of New York as Successor Trustee under the Mortgage (hereinafter sometimes called the "Trustee"), party of the second part.

         WHEREAS, the Company has heretofore executed and delivered its Indenture (hereinafter called the "Original Indenture"), dated as of the first day of November, 1944, to Guaranty Trust Company of New York, as trustee, which was duly amended and supplemented by various indentures supplemental thereto, and which is hereby further supplemented by this Supplemental Indenture, all of which are herein collectively referred to as the "Mortgage"; and

         WHEREAS, United States Trust Company of New York is now the Successor Trustee under the Mortgage; and

         WHEREAS, the Company has entered into an Indenture dated as of July 1, 1999 (the "Senior Note Indenture") with United States Trust Company of New York, as trustee (the "Senior Note Trustee"), providing for the issuance of notes thereunder (the "Senior Notes") from time to time, and pursuant to the Senior
Note Indenture the Company has agreed to issue to the Senior Note Trustee, as security for the Senior Notes, a new series of bonds under the Mortgage at the time of authentication of each series of Senior Notes issued prior to the Release Date (as defined in the Senior Note Indenture); and

         WHEREAS, for such purposes the Company desires to issue a new series of bonds and by appropriate corporate action in conformity with the terms of the Mortgage has duly determined to create a separate series of bonds, which shall be designated as "First Mortgage Bonds, Senior Note Series D" (hereinafter sometimes referred to as the "Senior Note Series D Bonds"), which said Senior Note Series D Bonds are to be substantially in the form set forth in Article II hereof with the insertion of numbers, denominations, date or dates from which interest shall accrue, maturities, interest rates (or method of determination thereof), interest payment dates and other terms as determined in accordance with the terms of the Mortgage; and

         WHEREAS, the Senior Note Series D Bonds shall be issued to the Senior Note Trustee in connection with the issuance by the Company of its Senior Notes, Series D (the "Series D Notes"); and


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         WHEREAS,  all acts and things  prescribed by law and by the charter and by-laws of the Company necessary to make the Senior Note Series D Bonds, when executed by the Company and authenticated by the Trustee, as in the Mortgage provided, valid, binding and legal obligations of the Company, entitled in all respects to the security of the Mortgage, have been performed or will have been performed prior to execution of such Senior Note Series D Bonds by the Company and authentication thereof by the Trustee; and

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: That in consideration of the premises, and of the sum of One Dollar ($1.00) to the Company duly paid by the Trustee at or before the ensealing and delivery of these presents, and for other valuable considerations, the receipt whereof is hereby acknowledged, the Company hereby covenants and agrees to and with the Trustee and its successors in the trusts under the Mortgage, as follows:

                                    ARTICLE I

                           SENIOR NOTE SERIES D BONDS

         SECTION 1. The Company hereby creates a series of bonds to be issued under and secured by the Mortgage, to be designated and to be distinguished from bonds of all other series by the title "First Mortgage Bonds, Senior Note Series D."

         SECTION 2. An aggregate principal amount of One Hundred Fifty Million Dollars ($150,000,000) of Senior Note Series D Bonds, being authenticated and delivered from time to time, may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the filing or recording hereof) to or upon the order of the designated officer or officers of the Company specifying, among other things, the principal amount of the Senior Note Series D Bonds to be issued on the specified date of issuance, the numbers, denominations, date or dates from which interest shall accrue, maturities, interest rates (or method of determination thereof), interest payment dates and other terms of such Senior Note Series D Bonds, upon receipt by the Trustee of the cash, resolutions, certificates, opinions and documents required to be delivered upon the issue of bonds from time to time as provided in the Mortgage.

         SECTION 3. Each Senior Note Series D Bond shall be dated the date of its authentication ("issue date") and shall bear interest from the issue date of said bond or from the most recent interest payment date to which interest has been paid or duly

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provided for with respect to the Senior Note Series D Bonds, except that so long as there is no existing default in the payment of interest on the Senior Note Series D Bonds, any Senior Note Series D Bond authenticated by the Trustee between the record date (as hereinafter defined) for any interest payment date for such bond and such interest payment date shall bear interest from such interest payment date; provided, however, that if and to the extent the Company shall default in payment of the interest due on such interest payment date, then any such Senior Note Series D Bond shall bear interest from the most recent interest payment date to which interest has been paid or duly provided for with respect to the Senior Note Series D Bonds, or, if no interest has been paid on the Senior Note Series D Bonds, then from its issue date. All Senior Note Series D Bonds shall be payable on their respective maturity dates in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and shall bear interest payable in like coin or currency, (i) at the interest rate specified on such Senior Note Series D Bonds, or in accordance with the method for determining such rate set forth therein, payable on the interest payment dates specified pursuant to Article I, Section 2, and on the maturity date, according to the terms of the Senior Note Series D Bonds or on prior redemption or by declaration or otherwise, commencing with the interest payment date first following the issue date of said bond; provided, however, if the issue date of a Senior Note Series D Bond is between the record date for an interest payment date and the interest payment date, interest payments on said bond will commence on the second interest payment date following the issue date, and (ii) at the highest rate of interest borne by any of the bonds outstanding under the Mortgage from such date of maturity until they shall be paid or payment thereof shall have been duly provided for, and (to the extent that payment of such interest is enforceable under applicable law) interest on any overdue installment of interest shall be payable at the highest rate of interest borne by any of the bonds outstanding under the Mortgage. Principal of and interest on the Senior Note Series D Bonds shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York.

         The persons in whose names the Senior Note Series D Bonds are registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date (except that in case of any redemption of the Senior Note Series D Bonds as provided for herein on a date subsequent to the record date and prior to such interest payment date, interest on such redeemed bonds shall be payable only to the date fixed for redemption thereof and only against surrender of such bonds for redemption in accordance with the notice of

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such  redemption)  notwithstanding  the cancellation of any Senior Note Series D
Bonds upon any registration of transfer or exchange subsequent to the record date and prior to such interest payment date; provided, however, that if, and to the extent, the Company shall default in the payment of the interest due on any interest payment date, such defaulted interest shall be paid to the persons in whose names outstanding Senior Note Series D Bonds are registered on the day immediately preceding the date of payment of such defaulted interest or, at the election of the Company, on a subsequent record date established by notice given by mail by or on behalf of the Company to the holders of Senior Note Series D Bonds not less than fifteen (15) days preceding such subsequent record date.

         Unless otherwise specified in the written order of the Company delivered pursuant to Section 4.07(a) of the Original Indenture with respect to any Senior Note Series D Bonds, the term "record date" shall mean, with respect to any regular interest payment date, the close of business on the 15th day of the calendar month next preceding such interest payment date or, in the case of defaulted interest, the close of business on any subsequent record date established as provided above.

         SECTION 4. Upon any payment of the principal of, premium, if any, and interest on, all or any portion of the Series D Notes, whether at maturity or prior to maturity by redemption or otherwise or upon provision for the payment thereof having been made in accordance with Section 5.01(a) of the Senior Note Indenture, Senior Note Series D Bonds in a principal amount equal to the principal amount of such Series D Notes and having both a corresponding maturity date and interest rate shall, to the extent of such payment of principal, premium, if any, and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal (and premium, if any), the Senior Note Series D Bonds in a principal amount equal to the related Series D Notes shall be surrendered to the Company for cancellation as provided in Section 4.06 of the Senior Note Indenture. The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the Senior Note Series D Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Senior Note Trustee signed by one of its officers stating (i) that timely payment of principal of, or premium or interest on, the Series D Notes has not been so made, (ii) that the Company is in arrears as to the payments required to be made by

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it to the Senior Note Trustee  pursuant to the Senior Note Indenture,  and (iii)
the amount of the arrearage.

         SECTION 5. Each Senior Note Series D Bond is to be issued to and registered in the name of United States Trust Company of New York, as the Senior Note Trustee, or a successor trustee thereto, under the Senior Note Indenture to secure any and all obligations of the Company under the Series D Notes and any other series of Senior Notes from time to time outstanding under the Senior Note Indenture.

         SECTION 6. Except (i) as required to effect an assignment to a successor Trustee under the Senior Note Indenture, (ii) pursuant to Section 4.03 or Section 4.06 of the Senior Note Indenture, or (iii) in compliance with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company, the Senior Note Series D Bonds are not transferable. The Senior Note Series D Bonds shall be exchangeable for other registered bonds of the same series and for the same aggregate principal amount, in the manner and upon the conditions prescribed in the Mortgage, upon the surrender of such bonds at the "office" or agency of the Company in the Borough of Manhattan, The City of New York. The Company covenants and agrees that, notwithstanding Section 2.03 of the Original Indenture, it will not charge any sum for or in connection with any exchange or transfer of any Senior Note Series D Bond.

         SECTION 7. (a) Senior Note Series D Bonds shall not be redeemed  except
(i) as set forth in Article I, Section 8 hereof; ; and (ii) by the surrender thereof by the Senior Note Trustee to the Trustee for cancellation at a redemption price of zero upon redemption of all other series of bonds pursuant to Section 8.08 of the Mortgage.

         (b) In the event the Company redeems any Series D Notes prior to maturity in accordance with the provisions of the Senior Note Indenture, the Senior Note Trustee shall on the same date deliver to the Company the Senior Note Series D Bonds in principal amounts corresponding to the Series D Notes so redeemed, as provided in Section 4.06 of the Senior Note Indenture.

         (c) Senior Note Series D Bonds are not redeemable by the operation of the improvement fund pursuant to Section 5.07 and Section 9.06 of the Mortgage or otherwise, by operation of the maintenance and replacement provisions pursuant to Sections 5.08 and 9.06 of the Mortgage or otherwise, or with the proceeds of released property pursuant to Section 9.06 of the Mortgage or otherwise.

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         SECTION 8. The Senior Note Series D Bonds shall be immediately redeemed at a redemption price of 100% of the principal amount thereof, plus interest accrued to the redemption date, in whole, upon a written demand for redemption by the Senior Note Trustee stating that the principal of all Senior Notes then outstanding under the Senior Note Indenture has been declared to be immediately due and payable pursuant to the provisions of the first sentence of Section 8.01(a) thereof.

         SECTION 9. For purposes of Section 4.07 of the Senior Note Indenture, the Senior Note Series D Bonds shall be deemed to be the "Related Senior Note First Mortgage Bonds" in respect of the Series D Notes.

         SECTION 10. At any time a Series D Note shall cease to be entitled to any lien, benefit or security under the Senior Note Indenture pursuant to
Section 5.01(b) thereof and the Company shall have provided the Senior Note Trustee with notice thereof, the Senior Note Trustee shall surrender an equal principal amount of the Related Senior Note First Mortgage Bonds, subject to the limitations of Section 4.06 of the Senior Note Indenture, to the Company for cancellation.

         SECTION 11. As provided in Section 4.09 of the Senior Note Indenture, from and after the Release Date, the obligations of the Company with respect to the Senior Note Series D Bonds shall be deemed to be satisfied and discharged, the Senior Note Series D Bonds shall cease to secure in any manner any Senior Notes outstanding under the Senior Note Indenture, and, pursuant to Section 4.06 of the Senior Note Indenture, the Senior Note Trustee shall forthwith deliver the Senior Note Series D Bonds to the Company for cancellation.

                                   ARTICLE II

                     FORM OF THE SENIOR NOTE SERIES A BONDS

         SECTION 1. Unless otherwise specified in the written order of the Company delivered pursuant to Section 4.07(a) of the Original Indenture with respect to any Senior Note Series D Bonds, the form of the Senior Note Series D Bonds and the Trustee's authentication certificate to be endorsed thereon shall be substantially as follows, the maturity date or dates, denominations, interest rates (or method of determination thereof), interest payment dates and other terms thereof to be appropriately inserted as provided in Section 2.01 of the Original Indenture.

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                      [FORM OF SENIOR NOTE SERIES A BONDS]

                           METROPOLITAN EDISON COMPANY

                    FIRST MORTGAGE BOND, SENIOR NOTE SERIES A

$                                                             No.

         Issue Date                 Interest Rate             Maturity Date
         ----------                 -------------             -------------

         Interest Payment Dates:

         METROPOLITAN EDISON COMPANY, a corporation of the Commonwealth of Pennsylvania (hereinafter called the "Company"), for value received, hereby promises to pay to United States Trust Company of New York, as Trustee under the Company's Indenture dated as of July 1, 1999, or registered assigns, _______________ Dollars on the maturity date specified above, unless this Bond shall have been duly called for previous redemption in whole or in part and payment of the redemption price shall have been duly made or provided for, at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay to the registered holder hereof interest thereon, at said office or agency, in like coin or currency, from the Issue Date specified above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until said principal sum has been paid or provided for, at the Interest Rate per annum specified above, on the Interest Payment Dates specified above and on the maturity date specified above, provided, however, if the Issue Date is between the record date for an Interest Payment Date and the Interest Payment Date, interest payments will commence on the second Interest Payment Date following the Issue Date, and, to the extent permitted by law, to pay interest on overdue interest at the highest rate of interest borne by any of the bonds outstanding under the Mortgage hereinafter mentioned.

         This bond is one of an issue of bonds of the Company (hereinafter referred to as the "bonds"), not limited in principal amount except as provided in the Mortgage hereinafter mentioned, which may mature at different times, may bear interest at different rates, and may otherwise vary as in the Mortgage hereinafter mentioned provided, and is one of a series known as its First Mortgage Bonds, Senior Note Series D (herein called the "Senior Note Series D Bonds"), all bonds issued and to be issued under and equally and ratably secured (except insofar as any sinking fund or analogous fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford

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additional  security  for the  bonds of any  particular  series)  by a  Mortgage
(herein,   together  with  any  indentures   supplemental  thereto,  called  the
"Mortgage") dated November 1, 1944, executed by the Company to GUARANTY TRUST COMPANY OF NEW YORK under which UNITED STATES TRUST COMPANY OF NEW YORK, is Successor Trustee (herein called the "Trustee"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights and limitations of rights of the holders of the bonds and of the Company in respect thereof, the rights, duties and immunities of the Trustee, and the terms and conditions upon which the bonds are, and are to be, issued and secured. The Senior Note Series D Bonds are described in the Supplemental Indenture dated as of July 1, 1999 between the Company and the Trustee (the "Supplemental Indenture").

         Under an Indenture dated as of July 1, 1999 (hereinafter sometimes referred to as the "Senior Note Indenture"), between the Company and United Trust Company of New York, as trustee (hereinafter sometimes called the "Senior Note Trustee"), the Company will issue, concurrently with the issuance of this bond, an issue of notes under the Senior Note Indenture entitled Senior Notes, Series D (the "Series D Notes"). Pursuant to Article IV of the Senior Note Indenture, this bond is issued to the Senior Note Trustee to secure any and all obligations of the Company under the Series D Notes. Payment of principal of, or premium, if any, or interest on, the Series D Notes shall constitute payments on this bond as further provided herein and in the Supplemental Indenture.

         As provided in Section 4.09 of the Senior Note Indenture, from and after the Release Date (as defined in the Senior Note Indenture), the obligations of the Company with respect to this bond shall be deemed to be satisfied and discharged, this bond shall cease to secure in any manner any senior notes outstanding under the Senior Note Indenture, and, pursuant to
Section 4.06 of the Senior Note Indenture, the Senior Note Trustee shall forthwith deliver this bond to the Company for cancellation.

         Upon any payment of the principal of, premium, if any, and interest on, all or any portion of the Series D Notes, whether at maturity or prior to maturity by redemption or otherwise or upon provision for the payment thereof having been made in accordance with Section 5.01(a) of the Senior Note
Indenture, Senior Note Series D Bonds in a principal amount equal to the principal amount of such Series D Notes and having both a corresponding maturity date and interest rate shall, to the extent of such payment of principal, premium, if any, and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal (and premium, if any) ), Senior Note

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Series D Bonds in a principal  amount equal to the related  Series D Notes shall be surrendered to the Company for cancellation as provided in Section 4.06 of the Senior Note Indenture. The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the Senior Note Series D Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Senior Note Trustee signed by one of its officers stating (i) that timely payment of principal of, or premium or interest on, the Series D Notes has not been made,
(ii) that the Company is in arrears as to the payments required to be made by it to the Senior Note Trustee pursuant to the Senior Note Indenture, and (iii) the amount of the arrearage.

         For purposes of Section 4.07 of the Senior Note Indenture, this bond shall be deemed to be the "Related Senior Note First Mortgage Bond" in respect of the Series D Notes.

         The Mortgage contains provisions permitting the holders of not less than seventy-five per centum (75%) in principal amount of all the bonds at the time outstanding, determined and evidenced as provided in the Mortgage, or in case the rights under the Mortgage of the holders of bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, then with the consent of the holders of not less than seventy-five per centum (75%) in principal amount of the outstanding bonds of such one or more series affected, except that if any such action would affect the bonds of two or more series, the holders of not less than seventy-five per centum (75%) in principal amount of outstanding bonds of such two or more series, which need not include seventy-five per centum (75%) in principal amount of outstanding bonds of each of such series, determined and evidenced as provided in the Mortgage, on behalf of the holders of all the bonds, to waive any past default under the Mortgage and its consequences except a completed default, as defined in the Mortgage, in respect of the payment of the principal of or interest on any bond or a default arising from the creation of any lien ranking prior to or equal with the lien of the Mortgage on any of the mortgaged property, subject to the condition that, in case the rights of the holders of less than all of the series of bonds outstanding shall be affected, no waiver of any past default or its consequences shall be effective unless approved by the holders of not less than a majority of all the bonds at the time outstanding. The Mortgage also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five per centum (75%) in principal amount of all the bonds at the time outstanding, determined and evidenced as provided in the Mortgage, or in case the rights under the Mortgage of the holders of bonds of

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one or more,  but less than all,  of the  series of bonds  outstanding  shall be affected, then with the consent of the holders of not less than seventy-five per centum (75%) in principal amount of the outstanding bonds of such one or more series affected, except that if any such action would affect the bonds of two or more series, the holders of not less than seventy-five per centum (75%) in principal amount of outstanding bonds of such two or more series, which need not include seventy-five per centum (75%) in principal amount of outstanding bonds of each of such series, determined and evidenced as provided in the Mortgage, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Mortgage or modifying in any
manner  the  rights  of  the  holders  of  the  bonds  and   coupons   thereunto
appertaining; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or, subject to the provisions of the Mortgage, limit the right of a bondholder to institute suit for the enforcement of payment of principal or interest in accordance with the terms of the bonds, without the express consent of the holder of each bond so affected, or (ii) reduce the aforesaid percentage of bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all bonds then outstanding, or (iii) permit the creation of any lien ranking prior to or equal with the lien of the Mortgage on any of the mortgaged property without the consent of the holders of all bonds then outstanding, or (iv) deprive the holder of any outstanding bond of the lien of the Mortgage on any of the mortgaged property. Any such waiver or consent by the holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond, irrespective of whether or not any notation of such waiver or consent is made upon this bond.

         No reference herein to the Mortgage and no provision of this bond or of the Mortgage shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this bond at the time and place and at the rate and in the coin or currency herein prescribed.

         The Senior Note Series D Bonds are issuable only in fully registered form in denominations of $1,000 or any higher integral multiple of $1,000.

         The Senior Note Series D Bonds shall not be redeemed except as set forth below and except by the surrender thereof by the Senior Note Trustee to the Trustee for cancellation at a redemption price of zero upon redemption of all other series of bonds pursuant to Section 8.08 of the Mortgage. In the event

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the Company  redeems any Series D Notes prior to maturity in accordance with the provisions of the Senior Note Indenture, the Senior Note Trustee shall on the same date deliver to the Company Senior Note Series D Bonds in principal amounts corresponding to the Series D Notes so redeemed, as provided in Section 4.06 of the Senior Note Indenture. Senior Note Series D Bonds are not redeemable by the operation of the improvement fund pursuant to Section 5.07 and Section 9.06 of the Mortgage or otherwise, by operation of the maintenance and replacement provisions pursuant to Sections 5.08 and 9.06 of the Mortgage or otherwise, or with the proceeds of released property pursuant to Section 9.06 of the Mortgage or otherwise.

         The Senior Note Series D Bonds shall be immediately redeemed at a redemption price of 100% of the principal amount thereof, plus interest accrued to the redemption date, in whole, upon a written demand for redemption by the Senior Note Trustee stating that the principal of all Senior Notes then outstanding under the Senior Note Indenture have been declared to be immediately due and payable pursuant to the provisions of the first sentence of Section 8.01(a) thereof.

         The Mortgage provides that if the Company shall deposit with the Trustee in trust for the purpose funds sufficient to pay the principal of all of the bonds of any series, or such of the bonds of any series as have been or are to be called for redemption, and premium, if any, thereon, and all interest payable on such bonds to the date on which they become due and payable, at maturity or upon redemption or otherwise, and complies with the other provisions of the Mortgage in respect thereof, then from the date of such deposit such bonds shall no longer be secured by the lien of the Mortgage.

         The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

         This bond is not transferable except (i) as required to effect an assignment to a successor Trustee under the Senior Note Indenture, (ii) pursuant to Section 4.03 or Section 4.06 of the Senior Note Indenture, or (iii) in compliance with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company. This bond shall be exchangeable for other registered bonds of the same series and for the same aggregate principal amount, in the manner and upon the conditions prescribed in the Mortgage, upon the surrender of such bonds at the "office" or agency of the Company in the Borough of Manhattan, the City of New York. However, notwithstanding the provisions of Section 2.05 of the Mortgage, no charge shall be made upon any registration of transfer or exchange of bonds of said series. The Company and the Trustee, any paying agent and any bond registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof, whether or not this bond shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement contained in the Mortgage, or in any bond or coupon thereby secured, or because of any indebtedness thereby secured, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation under any rule of law, statute or constitution, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that the Mortgage, and the obligations thereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them because of the incurring of the indebtedness thereby authorized or under or by reason of any of the obligations, covenants or agreements contained in the Mortgage or in any of the bonds or coupons thereby secured, or implied therefrom.

         This bond shall not become valid or obligatory for any purpose until UNITED STATES TRUST COMPANY OF NEW YORK, the Trustee under the Mortgage, or its successor thereunder, shall have signed the certificate of authentication endorsed hereon.

         IN WITNESS WHEREOF, METROPOLITAN EDISON COMPANY has caused this bond to be signed in its name by the manual or facsimile signature of its President or one of its Vice Presidents and its corporate seal, or a facsimile thereof, to be affixed hereto and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated:

                                            METROPOLITAN EDISON COMPANY


                                            By -------------------------------
                                            (Vice) President

Attest:


-------------------------
  (Assistant) Secretary

                         [FORM OF TRUSTEE'S CERTIFICATE]

                      TRUSTEE'S AUTHENTICATION CERTIFICATE

         This bond is one of the bonds of the series herein designated, provided for in the within-mentioned Mortgage.

                            UNITED STATES TRUST COMPANY OF NEW YORK

                            By: -----------------------------------
                                Authorized Officer



                   [END OF FORM OF SENIOR NOTE SERIES A BOND]

                                   ARTICLE III

                    Subjecting Certain Property Specifically

                           to the Lien of the Mortgage

         AND THIS SUPPLEMENTAL INDENTURE FURTHER WITNESSETH: That in consideration of the premises, and of the sum of One Dollar ($1.00) to the Company duly paid by the Trustee at or before the ensealing and delivery of these presents, Metropolitan Edison Company has granted, bargained, sold, aliened, enfeoffed, released, conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, alien, enfeoff, release, convey, assign, transfer, pledge, set over and confirm, unto United States Trust Company of New York, as Trustee, and to its successors and assigns forever, all of the following described property, to wit:

         All property, real, personal and mixed, tangible and intangible, owned by the Company, or in which it owns an interest, on the date of the execution hereof, or (subject to the provisions of Article XIII of the Mortgage) which may hereafter be acquired by it, wheresoever situate, and necessary or appropriate to the public utility plant and business of the Company and to its operation as a going concern, except such property as is hereinafter expressly excepted an excluded from the lien and operation of the Mortgage.

         The property covered by the lien of the Mortgage shall include particularly, among other property, without prejudice to the generality of the language hereinbefore or hereinafter contained, the following described property:

                                     FIRST.

                                PARCEL NUMBER ONE

                                STRABAN SUB SITE

         ALL THAT CERTAIN tract of land situate in Straban Township, Adams County, Pennsylvania, being the same premises granted and conveyed unto Metropolitan Edison Company, d/b/a GPU Energy by Robert W. Paris, Sr. and Margaret A. Paris, husband and wife, and Robert W. Paris, Jr., single, by Deed dated June 18, 1997, recorded June 20, 1997, in Adams County Record Book Vol. 1392, Page 339.

                                PARCEL NUMBER TWO

                      DELAWARE TOWNSHIP COMMUNICATION SITE

         ALL THAT CERTAIN parcel or tract of land situate partly in the Township of Delaware and partly in the Township of Dingman, County of Pike, and Commonwealth of Pennsylvania, being the same premises granted and conveyed unto Metropolitan Edison Company, d/b/a/ GPU Energy, by Susan Hines, single, by Deed dated August 19, 1997, recorded August 20, 1997, in Pike County Record Book 1396, Page 300.

                               PARCEL NUMBER THREE

                             FREDERICKSBURG SUB SITE

         ALL THAT CERTAIN tract of land, situate in Bethel Township, Lebanon County, Pennsylvania, being the same premises granted and conveyed unto Metropolitan Edison Company, d/b/a GPU Energy, by Glenn L. Heagy and Carol L. Heagy, husband and wife, by Deed dated and recorded April 6, 1998, in Lebanon County Record Book 338, Page 860.

                               PARCEL NUMBER FOUR

                     SOUTH LEBANON TOWNSHIP 230 kV LINE SITE

         ALL THAT CERTAIN parcel or tract of land situate in South Lebanon Township, County of Lebanon, Pennsylvania, being the same premises granted and conveyed unto Metropolitan Edison Company, d/b/a GPU Energy, by Robert B. Heist and Katharine L. Heist, his wife, by Deed dated March 1, 1999, and recorded March 25, 1999, in Lebanon County Record Book 348, Page 1106.

                                     SECOND.

         Also all power houses, plants, buildings, distributing stations, substations, transforming stations and other structures for or used for or intended for use in connection with the manufacture, generation, transmission or furnishing of electricity, and the machinery, fixtures, fittings and equipment thereof or appurtenant thereto, including, without limiting the generality of the foregoing, all dynamos, engines, turbines, boilers, pumps, generators, transformers, converters, regulators, exciters, meters, shafting and belting and all other apparatus and appliances for generating or producing electricity, which are owned by the Company, or in which it owns an interest, on the date of the execution hereof or (subject to the provision of Article XIII of the Mortgage) which may be hereafter acquired by it, wheresoever situate, and necessary or appropriate to the public utility plant and business of the Company and to its operation as a going concern, except such property as is hereinafter expressly excepted and excluded from the lien and operation of the Mortgage.

                                     THIRD.

         Also all transmission and distribution lines and systems, whether underground, surface or overhead, for or used for or intended for use in connection with the transmission and distribution of electricity, and the conduits, poles, cross arms, insulators, transformers, cables, wires, meters, fixtures, tools, supplies and all other apparatus and appliances connected therewith or appurtenant thereto which are owned by the Company, or in which it owns an interest, on the date of the execution hereof or (subject to the provisions of Article XIII of the Mortgage) which may be hereafter acquired by it.

                                     FOURTH.

         Also all franchises, immunities, privileges, permits, licenses, easements and rights of way authorizing, permitting or facilitating the erection, maintenance or operation upon, over or under any streets, avenues, highways, alleys, lanes, walks, parks and other public places in any county, city, borough, town, township or village or upon, over or under any private property of poles, towers, wires, conduits, mains, pipes or other structures or apparatus for the transmission or distribution of electricity or otherwise relating to the business of producing, transmitting and distributing electricity, which are owned by the Company, or in which it owns an interest, on the date of the execution hereof or (subject to the provisions of Article XIII of the Mortgage) which may be hereafter acquired by it.

                            GENERAL SUBJECT CLAUSES.

         SUBJECT, HOWEVER, to the reservations, mining rights, exceptions, conditions, limitations and restrictions contained in the several deeds, franchises and contracts or other instruments through which the Company acquired or clams title to or enjoys the use of said properties; to statutory and municipal requirements relating to land and buildings; to the rights of the public and others in streets, roads and highways, opened, or laid out but unopened, crossing or bounding any of the said parcels; to the rights of owners abutting thereon in any stream, drain or ditch crossing or bounding any of the said parcels; to the rights of the Commonwealth of Pennsylvania in and to any of the lands located in any streams or rivers abutting any of the said parcels; and to the rights of electric, gas, telephone, telegraph and pipeline companies to maintain and operate pole lines and gas and petroleum products mains and pies over or through any of the said parcels or on or in the streets, roads or highways abutting thereon as the same existed at the time of acquisition of said parcels by the Company; and to any easements visible on the ground at the time of such acquisition, but not evidenced by recorded agreements or grants.

                                EXCEPTED PROPERTY

         EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, from this Supplemental Indenture and from the lien and operation hereof, all property of every kind and type excepted and excluded from the Mortgage by subdivisions II (to the extent that such real estate is still owned by the Company) and III under the heading "Excepted Property" therein to the extent there indicated and reference is hereby made to said Mortgage for a description thereof.

         TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the property covered by this Supplemental Indenture or intended so to be, or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 9.01 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest an claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the property covered by this Supplemental Indenture or intended so to be and every part and parcel thereof.

         TO HAVE AND TO HOLD the property covered by this Supplemental Indenture or intended so to be to the Trustee, its successors and assigns, forever, upon and subject to the trusts, uses, condition, covenants and provisions of the Mortgage.

                                   ARTICLE IV

                                  MISCELLANEOUS

         SECTION 1. The Trustee, for itself and its successors in said trusts, hereby accepts the conveyance, transfer and assignment of the property included in this Supplemental Indenture upon the trusts, terms and conditions expressed in the Mortgage.

         SECTION 2. For all purposes hereof, except as the context may otherwise require, (a) all terms contained herein shall have the meanings given such terms in, and (b) all references herein to sections of the Original Indenture shall be deemed to be to such sections of, the Original Indenture as the same heretofore has been or hereafter may be amended by an indenture or indentures supplemental thereto.

         SECTION 3. As amended and supplemented by the aforesaid indentures supplemental thereto and by this Supplemental Indenture, the Original Indenture is in all respects ratified and confirmed and the Original Indenture and the aforesaid indentures supplemental thereto and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 4. This Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         SECTION 5. The recitals of fact contained herein and in the Senior Note Series D Bonds (other than the Trustee's certificate of authentication and certification of residence) shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same.

         IN WITNESS WHEREOF, METROPOLITAN EDISON COMPANY, party of the first part, has caused this instrument to be signed in its name and behalf by its President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and UNITED STATES TRUST COMPANY OF NEW YORK, as Successor Trustee as aforesaid, party of the second part, has caused this instrument to be signed in its name and behalf by an Authorized Officer and its corporate seal to be hereunto affixed and attested by an Authorized Officer, all as of the day and year first above written.

ATTEST:                                    METROPOLITAN EDISON COMPANY

---------------------                      By:-------------------------------
(Assistant) Secretary                          (Vice) President


[CORPORATE  SEAL]
Signed,  sealed and  delivered  by said
Metropolitan Edison Company
in the presence of:

-------------------------------


-------------------------------


ATTEST:                                    UNITED STATES TRUST COMPANY OF
                                              NEW YORK
                                              As Successor Trustee as
aforesaid

--------------------------------              By:---------------------------
  Assistant Secretary                             Vice President


[CORPORATE  SEAL]
Signed,  sealed and  delivered by said
United States Trust Company of New York in the presence of:

-------------------------------


-------------------------------

STATE OF NEW JERSEY        )
                           :ss.:
COUNTY OF MORRIS           )

         BE IT REMEMBERED that on this ---------- day of ------, 1999 before me, the subscriber, a notary public in and for said County and State, personally appeared ---------------------, an (Assistant) Secretary of METROPOLITAN EDISON COMPANY, the corporation named in and which executed the foregoing instrument, who, being by me duly sworn according to law, does depose and say and make proof to my satisfaction that he resides at --------------------------------------;
that he is an (Assistant) Secretary of METROPOLITAN EDISION COMPANY; that the seal affixed to said instrument is the corporate seal of said corporation, the same being well known to him; that it was so affixed by the order of the Board of Directors of said corporation; that --------------- is a (Vice) President of said corporation; that he saw said --------------- as such (Vice) President sign such instrument, and affix said seal thereto and deliver said instrument and heard him declare that he signed, sealed and delivered said instrument as the voluntary act and deed of said corporation by its order and by order of its Board of Directors, for the uses and purposes therein expressed; and that the said ------------------ signed his name thereto at the same time as subscribing witness, and that Metropolitan Edison Company, the mortgagor, has received a true copy of said instrument.


                                                     --------------------------
                                                         (Assistant) Secretary

                                                     Subscribed and sworn to
                                                     before me the day and
                                                     year aforesaid





                                                     --------------------------
                                                     [NOTARIAL SEAL]

STATE OF NEW YORK           )
                            :ss.:
COUNTY OF NEW YORK          )

      BE IT REMEMBERED that on this  ---------------  day of  -----------,  1999 before me, the subscriber, a notary public in and for said County and State, personally appeared ------------------, an Assistant Secretary of UNITED STATES TRUST COMPANY OF NEW YORK, the corporation named in and which executed the foregoing instrument, who, being by me duly sworn according to law, does depose and say and make proof to my satisfaction that he resides at ---------------------------; that he is an Assistant Secretary of UNITED STATES TRUST COMPANY OF NEW YORK; that the seal affixed to said instrument is the corporate seal of said corporation, the same being well known to him; that it was so affixed by him pursuant to authority granted by the Board of Directors of said corporation; that ------------------- is a Vice President of said corporation; that he saw said ----------------- as such Vice President sign and deliver said instrument and heard him declare that he signed and delivered said instrument as the voluntary act and deed of said corporation pursuant to authority granted by its Board of Directors, for the uses and purposes therein expressed; and that the said --------------- signed his name thereto at the same time as subscribing witness.

                                                     --------------------------
                                                        Assistant Secretary

                                                     Subscribed and sworn to
                                                     before me the day and
                                                     year aforesaid






                                                     --------------------------
                                                          [NOTARIAL SEAL]

STATE OF NEW JERSEY  )
                     :ss.:
COUNTY OF MORRIS     )


      On  this   -----------   day  of   ----------,   1999,   before   me  came
-------------------, to me known, who, being by me duly sworn, did say that he resides at ---------------------------; that he is a (Vice) President of METROPOLITAN EDISION COMPANY, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that said seal was so affixed by order of the Board of Directors of said corporation; and that he signed his name to said instrument by like order.


                                                       -----------------------

                                                       Subscribed and sworn to
                                                       before me the day and
                                                       year aforesaid



                                                       [NOTARIAL SEAL]

STATE OF NEW YORK    )
                     :ss.:
COUNTY OF NEW YORK   )


      On  this   ----------   day  of   -----------,   1999,   before   me  came
------------------------, to me known, who, being by me duly sworn, did say that he resides at -----------------------------; that he is a Vice President of UNITED STATES TRUST COMPANY OF NEW YORK, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that said seal was so affixed by authority of the Board of Directors of said corporation; and that he signed his name to said instrument by like authority.



                                                         ----------------------
                                                         Subscribed and sworn to
                                                         before me the day and
                                                         year aforesaid



                                                          [NOTARIAL SEAL]

STATE OF NEW JERSEY        :
                           :  ss:
COUNTY OF MORRIS           :


         On this ---- day of ,  199---,  before  me,  ----------------------,  a
Notary Public for the State and County aforesaid, the undersigned officer, personally appeared ----------------------, who acknowledged himself to be a
(Vice) President of Metropolitan Edison Company, a corporation, and that he as such (Vice) President, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as (Vice) President.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                ------------------------------
                                                       Notary Public

[NOTARIAL SEAL]


STATE OF NEW YORK          :
                           :ss:
COUNTY OF NEW YORK         :


         On this ---- day of ,  199---,  before me,  -----------------------,  a
Notary Public for the State and County aforesaid, the undersigned officer, personally appeared -----------------------, who acknowledged herself to be a (Senior) Vice President of United States Trust Company of New York, a corporation, and that he as such (Senior) Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as (Senior) Vice President.

         I am not a director or officer of said United States Trust Company of New York.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                ------------------------------
                                                       Notary Public

[NOTARIAL SEAL]


CERTIFICATE OF RESIDENCE

         United States Trust Company of New York,  Mortgagee and Trustee  within named,  hereby certifies that its precise  residence is 114 West 47th Street, in the Borough of Manhattan, in the City of New York, in the State of New York.


                                               UNITED STATES TRUST COMPANY
                                                 OF NEW YORK


                                               By:---------------------------
                                                    (Vice) President)